Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$8,044,898
Unrealized Gain (Loss) on Market Value of Futures	(1,499,576)
Dividend Income	684
Interest Income	946
Total Income (Loss)	$6,546,952

Expenses
Investment Advisory Fee	$41,078
Brokerage Commissions	3,567
NYMEX License Fee	1,027
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	757
Prepaid Insurance Expense	435
Other Expenses	20,238
Total Expenses	67,877
Expense Waiver	(9,966)
Net Expenses	$57,911
Net Income (Loss)	$6,489,041

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/12	$77,387,098
Net Income (Loss)	6,489,041

Net Asset Value End of Month	$83,876,139
Net Asset Value Per Unit (1,600,000 Units)	$52.42

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502